October 27, 2003

Dear Mr. Davis:

It is with appreciation and enthusiasm that I write the following document to outline the terms of our concluded negotiations between Redwood Entertainment Group, Incorporated (hereafter the Company) and DreamCity Entertainment. On behalf of the Board of Directors, I would like to express to you our gratitude for your commitment to our joint vision, as well as welcome you into what we believe will be both a lucrative and empowering relationship. With our future history-making profitability before us, we provide the following commitments:

Redwood Entertainment Group, (the Company), a Nevada corporation, has agreed to acquire DreamCity Entertainment on the following terms:

1) The Company will issue to Michael Davis, DreamCity principle, 20,000,000 (twenty million) shares of restricted common stock.

2)   Mr. Davis will receive a seat on the Board of Directors.

3)   Mr. Davis will receive two payments of $100,000.00 USD
     (one hundred thousand dollars and no cents) each.

4) These payments will be made available to Mr. Davis in the second quarters of 2004 and 2005 respectively.

5) Upon full funding, Mr. Davis will be given an employee compensation package as an officer of the Company of $125,000.00 USD
     (one hundred twenty-five thousand dollars and no cents) annual salary with a negotiated benefits package. His title will be President of DreamCity Entertainment and he will have inclusive authority over operational, tactical, and strategic decisions made on behalf of DreamCity Entertainment.

6) The Company will dedicate recruited capital for development funds on three (3) projects beginning in the third quarter of 2003.

7) Ownership interest of properties that are currently in development with DreamCity Entertainment will be transferred to the Company.
     This ownership interest excludes encumbered portions of these properties where applicable.

8) Intellectual properties that are developed with Company resources by Mr. Davis and his team beginning October 27, 2003 will be solely owned by the Company and subject to highest and best use decisions made by the Company at its discretion.

9) In one calendar year, in the event that DreamCity Entertainment does not generate revenues for the Company at least equal to costs associated with this agreement, the Company retains the right to rescind this agreement and have the restricted shares issued to secure this agreement returned to the Company for cancellation.

Duly signed this day, October 27, 2003:

/s/ Whitney Farmer				/s/ Michael Davis
---------------------           	        -------------------------
Whitney Farmer					Michael Davis
CEO/President/CFO				CEO/President
Redwood Entertainment Group, Incorporated	DreamCity Entertainment